Exhibit 99.1

For Immediate Release

Tuesday, July 17, 2007

Milastar Corporation Adjourns Special Meeting of Stockholders

MINNEAPOLIS, MN; Tuesday, July 17, 2007 - Milastar Corporation (OTCBB: MILAA.OB) announced today that the special meeting of stockholders held on July 16, 2007 has been adjourned to Monday, July 30, 2007, at 8:00 a.m., local time, at Milastar's offices located at 7317 West Lake Street, Minneapolis, Minnesota 55426. At the special meeting, stockholders will consider and vote upon the proposed merger of Milastar with Acquisition Corporation, a wholly owned subsidiary of Easton Southpaw Incorporated, which is owned by Dennis J. Stevermer, the Chief Executive Officer and Chairman of the Board of Milastar, and the beneficial owner of approximately 68% of the issued and outstanding common stock of Milastar.

The special meeting was adjourned in order to permit the solicitation of additional votes and to provide stockholders with additional time to consider the amended merger agreement. The polls will remain open during the adjournment, and the record date for stockholders entitled to vote at the Special Meeting remains May 25, 2007.

Additional Information

In connection with the proposed merger transaction, on June 1, 2007 Milastar filed a definitive proxy statement, which was supplemented on July 13, 2007, and related documents with the Securities and Exchange Commission (the "SEC"). We urge stockholders to carefully read the proxy statement and related documents because they contain important information about Milastar and the proposed merger transaction. Copies of the definitive proxy statement and related documents are available free of charge on the SEC's website at http://www.sec.gov.

About Milastar Corporation

Milastar Corporation is a Minneapolis-based company that sells special metallurgical services to manufacturers primarily located in the greater midwest region.

Contact Information:

Milastar Corporation

Investor Relations, 952-929-4774

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of Section 21E of the Exchange Act, and are subject to the safe harbors created thereby. The forward-looking statements contained in this release are based upon various assumptions, and certain risks and uncertainties could cause actual results to differ materially from those stated. For further details and a discussion of these risks and uncertainties, see the Company's filings under the Exchange Act, including its most recent Form 10-KSB for the fiscal year ended April 30, 2006.